CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Trustees of
U.S. Global Investors Funds:

As independent public accountants, we hereby consent to the use of our name (and to all references to our firm) included in or made a part of U.S. Global Investors Funds Post Effective Amendment No. 85 and Amendment No. 85 to Registration Statement File Nos. 02-35439 and 811-1800, respectively.

                                        /s/ Arthur Andersen LLP)

                                        Arthur Andersen LLP

Boston, Massachusetts
October 27, 1999